Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20120748108-03 __ Filing Date and Time 11/01/2012 11:19 AM Entity Number E0569812012-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	CLORACKS CORPORATION
2. Registered Agent for Service of Purpose: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)
Maria Luisa Dayson
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
4355 S. Cameron St. Ste B	Las Vegas	NEVADA	89103
Street, Address	City		Zip Code
4355 S. Cameron St. Ste B	Las Vegas	NEVADA	89103
Mailing Address (if different from street address)	City		Zip Code
3. Authorized Stock: (number of shares corporation is authorixed to issue)	Number of shares with par value: 1,000,000,000	Par Value per share: $0.01	Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natrual person at least 18 years of age; attach additional page if more than two directors/trustees)	1. Roberto T. Morelos
	Name
	4355 S. Cameron St. Ste B	Las Vegas	NV	89103
	Street Address	City	State	Zip Code
	2. Raul A. Mansueto
	Name
	4355 S. Cameron St. Ste B	Las Vegas	NV	89103
	Street Address	City	State	Zip Code
5. Purpose: (optional: see instructions)	The purpose of this corporation shall be:
To manufacture, sell, market, and distribute commercial dishwasher trays and other plastic products.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Roberto T. Morelos	X /s/ Roberto T. Morelos
	Name	Incorporator Signature
	4355 S. Cameron St. Ste B	Las Vegas	NV	89103
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X	10-31-12
	Authorized Signature of Registered Agent or On behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Article
Revised: 3-10-11